                           AMENDMENT TO NEW BONDS AGREEMENT


         THIS AMENDMENT TO NEW BONDS AGREEMENT (this "Amendment") is made as of March 29 1996 by and among Fidelity & Deposit Company of Maryland (the "Surety") and Morrison Knudsen Corporation, a Delaware corporation ("MKD"), Morrison Knudsen Corporation, an Ohio corporation ("MKO"), and each of the other entities listed on the signature pages hereto (together with their successors and assigns, collectively, the "Company").

                                W I T N E S S E T H :

         WHEREAS, MKO is the sole owner of the whole of the Derrick Barge "Betty L", Official No. 652 734, of approximately 6103 gross tons, duly documented in the name of MKO under the laws and flag of the United States of America, having its home port at Portland, Oregon (the "Vessel");

         WHEREAS, the Company and the Surety have entered into that certain New Bonds Agreement dated as of October 10, 1995 (the "New Bonds Agreement"), and the Vessel is part of the Collateral, as defined in the New Bonds Agreement;

         WHEREAS, MKO previously has executed and delivered to PNC Bank, Delaware, a Delaware banking corporation (the "Trustee"), not in its individual capacity but solely as mortgage trustee for the Surety, that certain Third Preferred Mortgage (the "Third Mortgage") in the amount of Three Hundred Million United States Dollars (U.S. $300,000,000.00) dated as of October 10, 1995 and duly filed for recordation, creating a third preferred mortgage on the Vessel;

         WHEREAS, MKO previously has executed and delivered to the Trustee that certain Fourth Preferred Mortgage (together with the Third Mortgage, the "Mortgages") in the amount of Thirty-One Million Two Hundred Forty-Nine Thousand Three Hundred Seventy-Seven United States Dollars (U.S. $31,249,377.00) dated as of October 10, 1995 and duly filed for recordation, creating a fourth preferred mortgage on the Vessel;

         WHEREAS, MKO intends to sell the Vessel in connection with its withdrawal from the PEI Bridge Project;

         WHEREAS, the sale of the Vessel will generate cash proceeds (the "Vessel Proceeds"), which are expected to aggregate Three Million Four Hundred Twenty-Three Thousand One Hundred Thirty-Six United States Dollars (U.S. $3,423,136.00);

         WHEREAS, the Company intends to deposit all of the Vessel Proceeds into its account with NationsBank of Maryland, account number 3933 299 503 (the "Cash Collateral Account");

         WHEREAS, the Trustee is executing releases of the Mortgages which will become effective upon the satisfaction of certain conditions;

         WHEREAS, the Trustee is executing that certain Agreement on the Sale of Betty L dated as of even date (the "Consent") herewith, in which, among other things, the Trustee consents to MKO's sale of the Vessel as aforesaid, provided certain conditions are satisfied;

         WHEREAS, the Company has proposed that Schedule 1.1 of the New Bonds Agreement be amended to remove the Vessel from the Collateral and to add the Vessel Proceeds and the Cash Collateral Account to the Collateral;

         WHEREAS, MKO, the Surety, and Mellon Bank, N.A., as agent for the banks and financial institutions named on Schedule A to that certain Amended and Restated Credit Agreement dated as of July 31, 1995, as amended, and as agent for the banks and financial institutions named on Schedule A to that certain Amended and Restated Override Agreement dated as of October 10, 1995, are entering into that certain Cash Collateral Agreement of even date herewith (the "Cash Collateral Agreement") and that certain Interparty Agreement of even date herewith (the "Interparty Agreement"), which Interparty Agreement is being accepted and agreed to by NationsBank of Maryland;

         NOW THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have meanings attributed to such terms in the New Bonds Agreement.

2. EFFECT OF AMENDMENT. As used in the New Bonds Agreement (including all Exhibits thereto), the Security Documents, the Intercreditor Agreement, the Cash Collateral Agreement, the Interparty Agreement and all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the date hereof, any reference to the New Bonds Agreement shall mean the New Bonds Agreement as amended hereby.

3. SCHEDULE 1.1. (a) Schedule 1.1 of the New Bonds Agreement is hereby amended by deleting the following:

    "Derrick Barge "BETTY L"

    Description:        420.0' x 98.0' x 25.0', welded steel barge with CLYDE,
                        model 42-DE-165+30, 516.2 Short Ton Capacity, tub mounted revolving crane.

    Official No.:       652734

    Port of Registry:   Portland, Oregon

    Flag:               U.S.A.

    Classification:     ABS Maltese Cross A1 Barge (ABS ID No. 8209919)

    Built:              1982/FMC Corporation, Portland, Oregon

    Reg. Tonnages:      Gross 8643/Net 6103

    Equip. Included:    One (1) MANITOWOC, 4100 W, Crawler Crane, three (3)
                        Dredge Buckets and all other fixed items."

         (b) Schedule 1.1 of the New Bonds Agreement is further amended by adding the following:

    "Cash Collateral Account:

    (a) The account of MKO with NationsBank of Maryland, account number 3933 299 503 (the "Cash Collateral Account");

    (b) All of the Company's right, title and interest in and to the Cash Collateral Account and all monies deposited therein, whether now owned or hereafter acquired; and

    (c) to the extent not otherwise included, all proceeds of the foregoing, in any form (including, without limitation, any insurance proceeds, and all claims by the company against third parties for loss or damage to, or destruction of, or otherwise relating to any or all of the foregoing) and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing."

4.  CONDITIONS PRECEDENT.  The effectiveness of the amendments contained in
Section 3 hereof is conditioned upon the following:

         (i) payment by the Company to the Trustee, no later than the date hereof, of the amounts set forth in the Trustee's final invoice in accordance with Section 1.2 of the Consent;

         (ii) the deposit, no later than the date hereof, of all of the Vessel Proceeds into the Cash Collateral Account;

         (iii) the due execution and delivery of the Cash Collateral Agreement and the Interparty Agreement by all of the parties thereto.

5. LIMITED NATURE OF AMENDMENTS. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be consent to, any waiver of, or modification of, any other term or condition of the New Bonds Agreement, the Security Documents, the Intercreditor Agreement, the Cash Collateral Agreement, the Interparty Agreement or any of the documents referred to in the foregoing, or (b) prejudice any right or rights which the Surety may now have or may have in the future under or in connection with the New Bonds Agreement, the Cash Collateral Agreement, the Interparty Agreement or any of the documents referred to in the foregoing. Except as expressly amended hereby, the terms and provisions of the New Bonds Agreement shall remain in full force and effect.

6. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws doctrine.

7. HEADINGS. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

8. COUNTERPARTS. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the date and year first above written.

                   Fidelity and Deposit Company of
                   Maryland, Maryland corporation

                        /s/ Richard F. Yeazel
                   By:
                        -----------------------
                   Name:  Richard F. Yeazel
                   Title:  Executive Vice President


                   Morrison Knudsen Corporation,
                   a Delaware corporation

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Executive Vice President


                   Morrison Knudsen Corporation,
                   an Ohio corporation

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Executive Vice President


                   National Projects, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Senior Vice President and Secretary


                   Morrison Knudsen Services, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks

                   Title:  Secretary


                   Atascosa Mining Co.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary


                   Centennial Engineering, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Executive Vice President


                   CF Systems Corporation

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary


                   Chemical Demilitarization of Anniston Company

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary


                   MK Projects Company

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Vice President and Secretary



                   MK Capital Company

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Vice President and Secretary

                   MK-Ferguson Engineering Company

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Assistant Secretary


                   MK-Ferguson of Idaho Company


                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Assistant Secretary


                   MK-Ferguson of Oak Ridge Company

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Assistant Secretary


                   MK Infrastructure Corporation

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary


                   MK Train Control, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Vice President and Secretary





                   Navasota Mining Company, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary

                   Yampa Mining Co.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Secretary


                   Morrison-Knudsen Company, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Chairman and President


                   Morrison-Knudsen Engineers, Inc.

                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Vice President and Secretary


                   Morrison-Knudsen International Company, Inc.


                        /s/ Stephen G. Hanks
                   By:
                        -----------------------
                   Name:  Stephen G. Hanks
                   Title:  Vice President and Secretary